                               OPERATING AGREEMENT

                                       OF

                             DSMB PROPERTIES, L.L.C.

         This OPERATING AGREEMENT OF DSMB PROPERTIES, L.L.C. (the "Agreement") is entered into effective as of the 1st day of September, 1995 (the "Effective Date"), by and among UNIVERSAL HEALTH REALTY INCOME TRUST, a Maryland real estate investment trust ("UHT"), and DESERT COMMERCIAL PROPERTIES LIMITED PARTNERSHIP, an Arizona limited partnership ("DCP").

                                   SECTION 1.

                                   DEFINITIONS

         1.1. DEFINED TERMS. Unless otherwise stated, the terms used in this Agreement shall have the usual and customary meanings associated with their use, and shall be interpreted in the context of this Agreement. The following terms when used in this Agreement and capitalized shall have the meanings stated below:

                  "ACT" means the Arizona Limited Liability Company Act, as set forth in Arizona Revised Statutes ss.ss.29-601, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

                  "AFFILIATE" means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director or general partner of such Person; (iv) any person referred to in Sections 267(B) and (C), 414, 707 (B) (substituting 10% for 50% whenever such appears therein), 1563, and 4975 (E)(2), (3), (4), (5) and (6), of the Code; or (v) any Person who
is an officer, director, general partner, trustee or holder of ten percent or more of the voting securities of any Person described in clauses (i) through
(iv) of this sentence.

                  "ANNUAL BUDGET" means a budget for each fiscal year of the Company (or portion thereof) approved by all Members and including, among other items, the following: (i) an operating budget; (ii) a capital improvement budget; (iii) a reserve utilization schedule for capital improvements; (iv) parameters for Leasing (including lease rates, tenant improvement allowances and similar matters); and (v) a schedule for distributions. The initial Annual Budget, for the period through December 31, 1995 will be approved by all Members prior to any acquisition of any Property by the Company.

                  "ARTICLES" means the Articles of Organization of the Company as adopted and amended from time to time by the Members and filed (initial filing on September 9, 1995) with the Arizona Corporation Commission.

                  "BUILDING I" means that real property (interest of "Tenant" under Building I Ground Lease), improvements located thereon, and rights and other personal property appurtenant thereto, described on Exhibit "A-1" attached hereto.

                  "BUILDING II" means that real property (interest of "Tenant" under Building II Ground Lease), improvements located thereon, and rights and other personal property appurtenant thereto, described on Exhibit "A-2" attached hereto.

                  "BUILDING III" means that real property (interest of "Tenant" under Building III Ground Lease), improvements located thereon, and rights and other personal property appurtenant thereto, described on Exhibit "A-3" attached hereto.

                  "BUILDING I GROUND LEASE" means that Ground Lease, as amended, for Building I as described on Exhibit "B-1" attached hereto.

                  "BUILDING II GROUND LEASE" means that Ground Lease, as amended, for Building II as described on Exhibit "B-2" attached hereto.

                  "BUILDING III GROUND LEASE" means that Ground Lease, as amended, for Building III as described on Exhibit "B-3" attached hereto.

                  "BUILDING(S)" means Building I, Building II and/or Building III, as appropriate.

                  "BUILDING III PURCHASE AGREEMENT" means that Agreement and Escrow Instructions for the Purchase and Sale of Certain Assets dated
September 1, 1995, as amended, by and between Phase III Desert Samaritan Medical Building Partners as "Seller" and DCP as "Buyer", for the purchase and sale of Building III, including assignment of the interest of "Tenant" under the Building III Ground Lease.

                  "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained for such Member in accordance with Regulations
Section 1.704-1(b). In the event the Company shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Company may, upon mutual approval of the Members, make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Company also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b) (2)(iv)(q); and (ii) make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  "CAPITAL CONTRIBUTION" means, with respect to any Member, the total amount of cash or net fair market value (as mutually agreed upon by the Members) of any property (other than cash) contributed to the Company with respect to the Interest in the Company held by such Member.

                  "CASH AVAILABLE FROM OPERATIONS" means any cash held by the Company, whether generated from operating, financing, or investment activity, which exceeds the amount needed for: (i) prudent operation of the Company; and
(ii) investments and prudent reserves, all consistent with the then applicable Annual Budget (including required installment payments on Financing and Member Loans), but in any event excluding Net Financing Proceeds and Net Sales Proceeds.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "COMPANY" means the limited liability company formed pursuant to this Agreement and the limited liability company continuing the business of this Company in the event of dissolution as herein provided.

                  "COMPANY DEBT" means any debt of the Company (including Financing and Member Loans) whether or not secured by Company Property.

                  "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2).

                  "CONTRIBUTION BALANCE" means, with respect to each Member, the aggregate of all Capital Contributions made by such Member, less the aggregate of all Distributions to such Member constituting or characterized as a return of Capital Contributions pursuant to Sections 4.1.2(b) and 4.1.3(c).

                  "DISTRIBUTIONS" means the distributions by the Company to the Members pursuant to Section 4.

                  "EXISTING FINANCING" means the current financing in favor of United States Leasing, International, Inc. encumbering Building I and Building II, as evidenced by the Promissory Note dated September 15, 1993, in the original principal amount of $11,500,000.00, and also secured or evidenced by Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated September 15, 1993, and recorded September 16, 1993, at Instrument No. 93-0626122, Office of the Maricopa County Recorder, Arizona, and related documents.

                  "FINANCING" means any finance or refinance of all or any portion of the Project.
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                  "FINANCING PROCEEDS" means the proceeds payable to or for the benefit of the Company from a Financing.

                  "GROSS PROCEEDS" means the gross price payable by a buyer participating in a Sale, before any deductions for closing costs, commissions or other items.

                  "GROUND LEASE(S)" means the Building I Ground Lease, Building II Ground Lease and/or Building III Ground Lease, as appropriate.

                  "INITIAL CAPITAL CONTRIBUTION" means the Capital Contribution in property and/or cash made or to be made by the Members in the amounts and at the times required in accordance with Section 3.1.2.

                  "INITIAL FINANCING" means that Financing, to be obtained by the Company to finance the acquisition and ownership of the Buildings (including the acquisition of Building III and the payoff of the Existing Financing, except for the prepayment penalty associated therewith to be paid by DCP), on the following basic terms: (i) principal amount not to be more than $17,900,000.00 nor less than $17,775,000.00; (ii) final maturity date of not less than ten (10) years following Closing and funding thereof; (iii) amortization term of not less than twenty-five (25) years; and (iv) interest rate no greater than eight and one-half percent (8-1/2%).

                  "INTEREST" means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

                  "INTEREST RATE" means a per annum rate of interest equal to:
(i) one percent (1%) in excess of the Prime Rate for a Member Loan having a principal balance of $250,000.00 or less; and (ii) two percent (2%) in excess of the Prime Rate for a Member Loan having a principal balance in excess of $250,000.00.

                  "KEYSTONE" means Keyman Realty Group, L.L.C., an Arizona limited liability company, doing business as Keystone Management Services, an Affiliate of DCP.

                  "KEYSTONE CAPITAL" means Keystone Capital Group, Inc., an Arizona corporation, and affiliate of DCP.

                  "KEYSTONE FINANCING ARRANGEMENT" means engagement by the Company of Keystone Capital or a duly licensed affiliate of Keystone Capital or DCP, to obtain the Initial Financing for the Project on an exclusive basis, pursuant to a separate agreement.

                  "KEYSTONE MANAGEMENT ARRANGEMENT" means engagement by the Company of Keystone, or a duly licensed Affiliate of Keystone or DCP, under a fifteen (15) year management contract for the Project providing, among other things, for the following: (i) management fee payable monthly equal to three and one-half percent (3-1/2%) of gross cash receipts, excluding Tenant security deposits and lump sum Tenant Improvement reimbursements; (ii) Leasing commissions of one and one-quarter percent (1-1/4%) on Lease renewals and two and one-half percent (2-1/2%) on new Leases (five percent [5%] if an outside broker is involved with a co-brokerage arrangement); and (iii) a cancellation clause, pursuant to which UHT, on behalf of the Company, has the right to unilaterally cancel the Keystone Management Arrangement if a Keystone Removal Event occurs.

                  "KEYSTONE REMOVAL EVENT" means that time at which the Company's actual receipt of net operating income (as defined in the applicable Annual Budgets) in each of two consecutive calendar years is an amount less than seventy-five percent (75%) of the amount estimated in the applicable Annual Budget.

                  "LEASES" or "LEASING" (or equivalent terms) means lease arrangements by which Tenants lease portions of the Project from the Company.

                  "MEMBER" means any Person: (i) who executes this Agreement as a Member or who has been admitted as an additional or Substitute Member pursuant to the terms of this Agreement; and (ii) who is the owner of an Interest in the Company. "Members" means all such Persons, with the initial members to be UHT and DCP. All references in this Agreement to a "majority in interest" means all Members.

                  "MEMBER LOANS" means the loans from time to time made to the Company by a Member (the "MEMBER LENDERS") pursuant to Section 3.2, which shall be accounted for by the Company, be an obligation of the Company payable to the Member Lenders, bear interest at the applicable Interest Rate, and require scheduled (but not necessarily full) payments (applied first to accrued interest and then to reduction of principal) from time to time (pro rata to each Member Lender based on Member Loans then outstanding) as appropriate prior to determination and distribution of Cash Available from Operations, Net Financing Proceeds or Net Sales Proceeds. Member Loans shall not be treated as Capital Contributions to the Company.

                  "NET FINANCING PROCEEDS" AND "NET SALES PROCEEDS" means that portion of Financing Proceeds or Sales Proceeds, respectively, from time to time actually received by the Company, after deduction for any and all closing costs (including but not limited to legal, title, escrow and similar fees and charges), payment of Financing (including Member Loans) refinanced thereby, commissions, loan costs or fees, and similar matters, and retention or payment by the Company of all or any portion thereof to pay expenses of the Company or to fund reasonable Company reserves.

                  "NONRECOURSE DEDUCTIONS" has the meaning set forth in, and shall be determined in accordance with, Regulations Section 1.704-2(b)(1) and shall be computed in accordance with Regulations Section 1.704-2(c).

                  "NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

                  "PERCENTAGE INTEREST" means, with respect to each Member, the following (subject to adjustment as from time to time provided in this Agreement):

                                    UHT     -        50%

                                    DCP     -        50%

                  "PERSON" means any individual, partnership, corporation, trust, or other entity.

                  "PREAPPROVED LEASES" means Leases which comply with the Leasing requirements and parameters set forth in a then applicable Annual Budget.

                  "PREFERRED RETURN" means an amount equal to ten and one-half percent (10-1/2%) per annum simple, non-compounded interest, computed on the from time to time outstanding Contribution Balance for each Member based on a 365-day year (or 366-day year if applicable) applied to the actual number of days until such referenced return is paid.

                  "PREFERRED RETURN ARREARAGE" means any Preferred Return from time to time payable but not paid for a fiscal year of the Company, which shall be separately accounted by the Company and not bear interest.

                  "PRIME RATE" means the "prime rate" as from time to time published in the Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks".

                  "PROFITS" and "LOSSES" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code ss.703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                           (a) Any income of the Company that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                           (b) Any expenditures of the Company described in Code
                  ss.705(a)(2)(B) or treated as Code ss.705(a)(2)(B) expenditures pursuant to Regulations ss.1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; and

                           (c) Notwithstanding any other provisions of this
                  definition of Profits and Losses, any items which are specially allocated pursuant to Section 4.2 hereof shall not be taken into account in computing Profits or Losses.

                  "PROJECT" means the ownership and operation, including Leasing, of the Buildings as a medical office complex, and related amenities (both onsite and offsite).

                  "PROJECT AGREEMENTS" means the Financing, Building III Purchase Agreement, Leases, Keystone Financing Arrangement, Property Management Arrangement, and any other contractual arrangements from time to time entered into by the Company in connection with the Project.

                  "PROPERTY" or "COMPANY PROPERTY" means all real and personal property, tangible and intangible, acquired by the Company (whether leased through the Ground Lease(s) or otherwise) and any improvements thereon, including without limitation the real and other property described on Exhibit "A".

                  "PROPERTY MANAGEMENT ARRANGEMENT" means whichever of the following is from time to time applicable: (i) the Keystone Management Arrangement; or (ii) a Replacement Management Arrangement.

                  "PRO RATA" means (as of the applicable time) the proportion that a referenced participation of a Member (whether Percentage Interest, Contribution Balance or otherwise) bears to the aggregate referenced participations of all Members, and shall not, unless expressly so stated, be based on the number of Members in the Company.

                  "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REPLACEMENT MANAGEMENT ARRANGEMENT" means replacement of Keystone pursuant to the Keystone Management Arrangement and as a result of a Keystone Termination Event, with a duly licensed management company, and on terms, designated by UHT and approved by DCP (with such approval not to be unreasonably withheld).

                  "SALE" means a sale or other disposition of all or any portion of the Project, including by condemnation or other governmental taking, but excluding any Financing, Refinancing or Leasing of all or any portion of the Project in the ordinary course of operation thereof.

                  "SALE PROCEEDS" means any and all sums (or cash equivalent of all property) payable to the Company as a result of a Sale (including condemnation or insurance proceeds not applied to reconstruction).

                  "SUBSTITUTE MEMBER" means any Person admitted to the Company as a Substitute Member pursuant to Section 8 hereof.

                  "TAX MATTERS MEMBER" means the "tax matters partner" as defined in Section 6231(a)(7) of the Code, who shall be UHT (or its individual designee).

                  "TENANT(S)" means lessees (sublessees pursuant to the Ground Leases) of portions of the Project from the Company.

                  "TENANT IMPROVEMENTS" means leasehold, tenant or similar improvements to be made to the Project by the Company for Tenants pursuant to Leases.

                  "TERM" shall mean the term of the Company, as set forth in
Section 2.2.

                                   SECTION 2.

                               FORMATION; PURPOSE

         2.1. ORGANIZATION. The Company is a limited liability company. The Company has been or will be formed, pursuant to the provisions of the Act, by the filing of the Articles with the Arizona Corporation Commission, and upon the terms and conditions set forth in the Articles and in this Agreement.

         2.2. TERM. The term of the Company shall commence on the date the Articles are or were filed as described in Section 2.1 and shall continue until the first to occur of: (a) the winding up and liquidation of the Company; (b) the occurrence of a Liquidating Event as provided in Section 10 of this Agreement; or (c) December 31, 2045.

         2.3. NAME. The business of the Company shall be carried on under the name "DSMB Properties, L.L.C", "Desert Samaritan Medical Buildings", or any other fictitious name or tradename from time to time utilized or adopted by the Company.

         2.4. PURPOSE. Purpose and character of the business of the Company shall be to acquire, operate, market, and dispose of, the Project as follows:

                  2.4.1. BUILDING I AND BUILDING II. As a part of their Initial Capital Contributions: (a) DCP will contribute an undivided 89.280% ownership interest in Building I and Building II; and (b) UHT will acquire from DCP, pursuant to a separate Purchase Agreement between DCP and UHT, an undivided 10.720% ownership interest, in Building I and Building II, and contribute such interest to the Company.

                  2.4.2. BUILDING III. The Company will acquire Building III pursuant to an assignment of the interest and obligations of DCP under the Building III Purchase Agreement.

                  2.4.3. FINANCING. The Company will from time to time finance its acquisition, Leasing and ownership of the Project, with the Initial Financing to refinance repayment of the Existing Financing on Building I and Building II, and to finance acquisition of Building III; provided, that DCP (and not the Company or UHT) shall be fully responsible for and shall pay, at or prior to the closing of the Initial Financing, any prepayment penalty applicable to the payoff of the Existing Financing.

                  2.4.4. POST-ACQUISITION. Upon completion of the acquisition of the Buildings and the Initial Financing, the Company will proceed with Leasing and management of the Project.

                  2.4.5. DISPOSITION ACTIVITIES. At such time as shall be mutually acceptable to all Members, the Company shall commence marketing and sale or other disposition of each or all of the Buildings.

                  2.4.6. NATURE OF INCOME. The Company will receive only income which is enumerated in Code ss.ss.856(c)(2) and 856(c)(3), and will receive no income enumerated in Code ss.856(c)(4). The Company will not, directly or indirectly, acquire any assets other than those enumerated in Code ss.856(c)(5). Moreover, the Company will not take any action or enter into any agreement which is inconsistent with UHT's status or qualification as a real estate investment trust, as defined in Code ss.856(a) (a "REIT"), or take any action which would cause (or be one of the causes for) UHT to lose its status or qualification as a REIT.

         2.5. PLACE OF BUSINESS. The Company's principal place of business shall be at the Phoenix, Arizona office of DCP, currently located at 2525 E. Camelback Road, Suite 950, Phoenix, Arizona 85018. The Company may have other or additional places of business within or without the State of Arizona. The name and address of the agent for service of process is S.A. One Ltd., 2111 East Highland, Suite 255, Phoenix, Arizona 85016.

         2.6. NATURE OF MEMBERS' INTERESTS. The Interests of the Members in the Company shall be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member shall have any direct ownership of such property or any right to use such property for any purpose other than a purpose of the Company.

         2.7. SPECIFIC PERFORMANCE. Each and all of the provisions of this Agreement shall be specifically enforceable (in addition to all other rights and remedies available under this Agreement or applicable laws).

         2.8. CONTINGENCY. The obligations of UHT and DCP hereunder shall be expressly conditioned upon the Company obtaining a commitment for the Initial Financing on or before October 30, 1995, as and if such date is extended by mutual agreement of UHT and DCP (the "Initial Financing Contingency"). UHT and DCP each agree to proceed diligently and in good faith to apply for and obtain commitment for the Initial Financing; provided, that in the event the Initial

Financing Contingency is not timely satisfied, this Agreement shall be deemed terminated and of no further force and effect, with UHT and DCP to each be released from any and all rights or obligations hereunder, and with UHT and DCP each to bear and pay fifty percent (50%) of the cost incurred to date with respect to the Company.

                                   SECTION 3.

                         CONTRIBUTIONS; CAPITAL ACCOUNTS

         3.1.     MEMBER CAPITAL ACCOUNTS AND CONTRIBUTIONS.

                  3.1.1. CAPITAL ACCOUNTS. A separate capital account shall be maintained for each Member. The Capital Account of each Member shall be increased by its Capital Contributions to the Company and by such Member's share of Profits of the Company, and shall be decreased by any Distributions of cash or other property to such Member and by such Member's share of Losses of the Company, as allocated under Section 4 hereof. This Section and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

                  3.1.2. INITIAL CAPITAL CONTRIBUTIONS. As and for their respective Initial Capital Contributions, the Members shall contribute the following to the Company upon and as a condition to their respective entrance into the Company:

                                    (a) UHT: Upon UHT's acquisition of an
                           undivided 10.720% ownership interest in Building I and Building II and concurrently with DCP's contribution set forth in (b) below, UHT shall contribute:

                                             (1) an undivided 10.720% ownership
                                    interest in Building I and Building II for a deemed Capital Contribution of $1,741,431.00; and

                                             (2) $3,240,000.00 in cash.

                                    (b) DCP: Upon UHT's acquisition of an
                           undivided 10.720% ownership interest in Building I and Building II and concurrently with UHT's contribution set forth in (a) above, DCP shall contribute an undivided 89.280% ownership interest in Building I and Building II for a deemed Capital Contribution of $3,133,569.00.

DCP's contribution set forth in (b) above shall be subject to the Existing Financing and the obligation of DCP to pay any prepayment penalty applicable to the payoff of the Existing Financing. Neither the Company nor UHT shall have any obligation in connection with such prepayment penalty. Prior to the funding of

Initial Capital Contributions, as described above, expenses of forming and operating the Company and preparing for the planned acquisitions (including escrow and loan deposits) shall be borne equally by the Members and be Member Loans to the Company, for repayment upon closing of the Initial Financing.

                  3.1.3. ADDITIONAL CAPITAL CONTRIBUTIONS. To the extent the Members by mutual agreement determine additional Capital Contributions are required for Company purposes, the Members shall each then make additional Capital Contributions, Pro Rata to their then applicable Percentage Interests.

         3.2. MEMBER LOANS. Any Member may, with the approval of all Members, or as otherwise permitted by Section 9 of this Agreement, lend or advance money to the Company as Member Loans. If any Member shall make any Member Loan to the Company, the amount of any such Member Loan shall not be treated as a Capital Contribution to the Company but shall be an indebtedness of the Company payable to such Member, repayable out of the Company's cash and bear interest at the Interest Rate during the period such loan is outstanding unless a different rate of interest is specifically agreed to by the Members. Member Loans or an agreed portion of such Member Loans shall be payable prior to any Distributions to be made after such Member Loans are funded.

         3.3. WITHDRAWAL OR RETURN OF CONTRIBUTIONS. Except as otherwise specifically provided in this Agreement, or as otherwise provided by law, no Member shall have the right to withdraw from the Company or to demand or receive a return of his capital without the consent of all Members. No Member shall have the right to receive return of any Capital Contribution in any form other than cash except as may be specifically provided herein.

         3.4.     OTHER MATTERS.

                  3.4.1. No Member or Affiliate of a Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member or otherwise, except as specifically provided for in the Keystone Management Arrangement, Keystone Financing Arrangement, this Agreement or as otherwise approved by all Members.

                  3.4.2. Except as otherwise provided by this Agreement or by separate agreement with third party creditors, no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as otherwise provided by this Agreement, a Member shall not be required to lend any funds, or to make any additional Capital Contributions, to the Company.

                  3.4.3. None of the provisions of this Agreement, whether in regard to contributions, loans or otherwise, are intended for the benefit of, nor shall such provisions be enforceable by, person or entities not a party to this Agreement (including but not limited to creditors of the Company).

                                   SECTION 4.

                          DISTRIBUTIONS AND ALLOCATIONS

         4.1.     DISTRIBUTIONS AND ALLOCATIONS TO MEMBERS.

                  4.1.1. DISTRIBUTIONS OF CASH AVAILABLE FROM OPERATIONS. The Members shall seek to establish the Annual Budget for each fiscal year of the Company in a manner that provides for Distributions to Members from operating activity on a monthly basis. Cash Available From Operations, if any, shall be so distributed to Members as follows:

                                    (a) First, to UHT until UHT has received any
                           accrued but unpaid Preferred Return (including any Preferred Return Arrearage) on its Contribution Balance;

                                    (b) Second, to DCP until DCP has received
                           any accrued but unpaid Preferred Return (including any Preferred Return Arrearage) on its Contribution Balance; and

                                    (c) Third, the remainder to the Members Pro
                           Rata to their respective Percentage Interests.

Notwithstanding the foregoing, in the event Distributions of Cash Available From Operations fall below that specified by the then applicable Annual Budget, by fifteen percent (15%) or more (with the date thereof referred to herein as the "Deficit Date"), at any time during the course of the involved fiscal year, the Annual Budget will be adjusted, to provide for modified Distributions consistent with the adjusted Annual Budget, by mutual agreement of the Members within forty-five (45) days following the Deficit Date. From and after the Deficit Date, DCP will not have the right to receive the Preferred Return on its Contribution Balance, until such approval of an adjusted Annual Budget, if and to the extent the Preferred Return to UHT is impaired or is projected to be impaired pending implementation of the adjusted Annual Budget.

                  4.1.2. DISTRIBUTIONS OF NET SALES PROCEEDS. Net Sales Proceeds, if any, shall be distributed from time to time promptly following receipt by the Company to Members in the following priorities:

                                    (a) First, to UHT until UHT has received any
                           and all accrued and unpaid Preferred Return
                           (including any Preferred Return Arrearage) on its Contribution Balance;

                                    (b) Second, to the Members, Pro Rata to
                           their respective Contribution Balances, until the Members have received return (pursuant to this Section 4.1.2(b) and Section 4.1.3(c)) equal to their aggregate Capital Contributions;

                                    (c) Third, to DCP until DCP has received any
                           and all accrued and unpaid Preferred Return
                           (including any Preferred Return Arrearage) on its Contribution Balance; and

                                    (d) Fourth, the remainder Pro Rata to the
                           Members in accordance with their respective
                           Percentage Interests.

                  4.1.3. DISTRIBUTIONS OF NET FINANCING PROCEEDS. Net Financing Proceeds, if any, shall be distributed from time to time promptly following receipt by the Company to Members in the following priorities:

                                    (a) First, to UHT until UHT has received any
                           and all accrued and unpaid Preferred Return
                           (including any Preferred Return Arrearage) on its Contribution Balance;

                                    (b) Second, to DCP until DCP has received
                           any and all accrued and unpaid Preferred Return (including any Preferred Return Arrearage) on its Contribution Balance;

                                    (c) Third, to the Members, Pro Rata to their
                           respective Contribution Balances, until the Members have received return (pursuant to this Section 4.1.3(c) and Section 4.1.2(b)) equal to their aggregate Capital Contributions; and

                                    (d) Fourth, the remainder Pro Rata to the
                           Members in accordance with their respective
                           Percentage Interests.

                  4.1.4. ALLOCATION OF LOSSES. Losses shall be allocated to the Members, Pro Rata to their respective Percentage Interests.

                  4.1.5.   ALLOCATION OF PROFITS.

                                    (a) First, a specific allocation of income
                           shall be nade to each Member in each fiscal year in an amount equal to the Distributions received by such Member during such year under Sections 4.1.1(a), 4.1.1(b), 4.1.2(a), 4.1.2(c), 4.1.3(a) and 4.1.3(b).

                                    (b) Second, Profits shall be allocated to
                           the Members, Pro Rata to the extent to which Losses were allocated to the Members, until all Members have been allocated Profits pursuant to this priority equal to all Losses allocated to such Members.

                                    (c) Third, all remaining Profits shall be
                           allocated to the Members Pro Rata to their respective Percentage Interests.

         4.2. SPECIAL ALLOCATIONS. The special allocations set forth in this
Section 4.2 shall, if necessary, be made in the following order:

                  4.2.1. COMPANY MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Person's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations
Section 1.704-2(g), that is allocable to the disposition of Company Property subject to Nonrecourse Liabilities, determined in accordance with Regulations
Section 1.704-2(iv)(e). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 4.2.1 is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  4.2.2. MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 4 except Section 4.2.1, if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Person's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), that is allocable to the disposition of Company Property subject to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 4.2.2 is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  4.2.3. QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustment, allocation, or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4) through 1.704-1(b)(2)(ii)(d)(6) of the
Regulations which causes or increases a deficit in such Member's Capital Account as of the end of the tax year to which the adjustment, allocation or distribution relates, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this
Section 4.2.3 shall be made if and only to the extent that such Member would have a Capital Account deficit after all other allocations provided for in this
Section 4 have been tentatively made as if this Section 4.2.3 were not in the Agreement.

                  4.2.4.   CODE SECTION 704(C) ALLOCATIONS.

                                    (a) In accordance with Code ss.704(c) and
                  the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members and assignees so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

                                    (b) In the event the Gross Asset Value of
                  any Company asset is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code ss.704(c) and the Regulations thereunder.

                                    (c) Any elections or other decisions
                  relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. With respect to the Initial Capital Contributions, consisting of the interests of the Members in Building I and Building II, the allocation made pursuant to Code ss.704(c) shall be made in accordance with the "traditional method". Allocations pursuant to this Section
                  4.2.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                  4.2.5. SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         4.3.     OTHER ALLOCATION RULES.

                  4.3.1. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations thereunder.

                  4.3.2. The Members are aware of the income tax consequences of the allocations made by this Section 4 and hereby agree to be bound by the provisions of this Section 4 in reporting their shares of Company income and loss for income tax purposes.

                                   SECTION 5.

                         MANAGEMENT AND RESPONSIBILITIES

         5.1. AUTHORITY OF THE MEMBERS. Except to the extent otherwise provided herein, the Members shall have the sole and exclusive right to manage the business of the Company and shall have all of the rights and powers which may be possessed by a member or manager under the Act.

         5.2. DAY-TO-DAY OPERATIONS. Except as otherwise expressly provided by this Agreement, DCP shall be responsible for the day-to-day management of Company business, with all rights and powers generally conferred by this Agreement, the Act, by law, or as necessary, advisable or consistent with the proper management of Company affairs, including but not limited to, the following:

                  5.2.1. Enter into Leases, contracts and other agreements with third parties consistent with the then applicable Annual Budget.

                  5.2.2. Engage and retain legal counsel and other third parties (excluding accountants, the engagement and retention of which shall be governed by Section 5.3) for appropriate representation of, and providing of other reasonable and necessary services to the Company.

                  5.2.3. Keep the other Member informed of status of operation of the Company, and any actions and events causing material deviations from the Annual Budget.

                  5.2.4. Implement, supervise and carry out the Leasing of the Project to Tenants (including installation of Tenant Improvements), in accordance with the then applicable Annual Budget.

                  5.2.5. Correspond and interface, as appropriate, on behalf of the Company with Samaritan Health System, with respect to the Project and Ground Leases.

                  5.2.6. Issue to the Members monthly operating reports for the Project.

                  5.2.7. Control and administer (including deposits and withdrawals) all cash accounts for the Company, except those maintained pursuant to the Property Management Arrangement, and maintain all books and records for the Company and its activities, which shall be open to inspection at all reasonable times by all Members and, unless otherwise agreed by UHT, be physically located or available for such inspection within Phoenix, Arizona.

Third parties transacting with the Company or DCP shall in all respects be entitled to rely upon the signature of DCP as having authority to bind the Company, with the exception of those actions set forth in Section 5.3 which shall require resolution (or equivalent action) signed by all Members. DCP shall devote to the Company such time as may be necessary for the proper performance of its duties hereunder, but DCP shall not be required to devote full time to the performance of such duties.

         5.3. MEMBER APPROVALS. The affirmative vote of all Members shall be required:

                  5.3.1. To sell, exchange, encumber or otherwise dispose of all or a material portion of the Project.

                  5.3.2.   To approve the Annual Budget.

                  5.3.3. To commit the Company to any Financing, including the Initial Financing.

                  5.3.4. To commit the Company to any Leases other than Preapproved Leases.

                  5.3.5.   To do any act in contravention of this Agreement.

                  5.3.6. To do any act which would make it impossible to carry on the ordinary business of the Company (including filing of any bankruptcy petition), except as otherwise provided in this Agreement.

                  5.3.7. To amend or change this Agreement, or any other document or agreement relating to operation of the Property in any manner.

                  5.3.8. To possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.

                  5.3.9. To permit the Company to engage in any activities inconsistent with or in addition to the stated purposes of the Company.

                  5.3.10. To acquire or contract to acquire any property in addition to, and not reasonably related to use and operation of, the Buildings.

                  5.3.11. To approve a settlement of any lawsuit, condemnation action, or insurance claim not set forth in a then applicable Annual Budget involving the payment or receipt of greater than $10,000.00.

                  5.3.12. To engage and retain accountants for the Company.

                  5.3.13. To enter into or modify the Keystone Management Agreement or Keystone Financing Agreement.

         5.4. DUTIES AND OBLIGATIONS OF MEMBERS.

                  5.4.1. The Members shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Arizona; and (ii) for the accomplishment of the Company's purposes, including the maintenance, preservation, and operation of the Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.

                  5.4.2. Members or their Affiliates may provide services to the Company and be compensated therefor only as provided in this Agreement (including the Keystone Management Arrangement), or with the approval of all Members. All Company transactions with Affiliates shall be on competitive, market rate terms.

         5.5. EXPENSES OF MEMBERS. The Members shall be entitled to payment of, or reimbursement for, all reasonable bona fide out-of-pocket business expenses approved by all Members incurred with or to a non-affiliate third party in connection with and reasonably related to Company business (including but not limited to any and all loan commitment and other financing fees, attorneys, accounting, appraisal, engineer and other professional fees, cost of fundings, and other costs incurred in negotiating and finalizing the Company, this Agreement, the Initial Financing, the Building III Purchase Agreement and similar matters), upon presentation of satisfactory documentation as to time, place, amount, nature and purpose of such expense; provided, the foregoing shall not apply to expenses required to be borne other than by the Company pursuant to the Keystone Financing Arrangement and the Project Management Arrangement. All of the expenses of the Company shall be paid from Company funds or, in the event that a Member shall advance his own funds to pay any such expenses of the Company, the Company shall reimburse such Member for all such advances within thirty (30) days of request if and to the extent it is within the then applicable Annual Budget.

         5.6. OTHER ACTIONS. Unless otherwise specifically provided by this Agreement, all actions of the Company shall require approval by all Members.

                                   SECTION 6.

                                MEETINGS; VOTING

         6.1. MEETINGS OF THE MEMBERS. Meetings of the Members, or a vote of the Members without a meeting, may be called by any Member. The call shall state the nature of the business to be transacted or, if no meeting is to be held, the matter to be voted on and the day that the votes shall be counted. Notice of any such meeting shall be given to all Members not less than ten (10) business days or more than thirty (30) days prior to the date of such meeting. Whenever the vote or consent of Members is permitted or required under the Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 6.3. Meetings will, unless all Members agree otherwise, be held at a mutually acceptable location or by telephonic conference call.

         6.2. RECORD DATE. For the purpose of determining the Members entitled to vote on a matter, or to vote at any meeting of the Members or any adjournment thereof, the Company may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) business days before any such meeting.

         6.3. METHOD OF VOTING. With respect to each matter for which a vote is required, each Member may cast the number of votes equal to such Member's Percentage Interest. A Member may vote in person at a meeting, by written proxy or by a signed writing directing the manner in which such Member desires its vote to be cast, which writing must be received by the Company prior to the date on which votes are to be counted. The proxy of a Member may authorize any Person or Persons to act for him on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it. The Members shall at all times be permitted to act without a formal meeting or voting whenever there is unanimous consent signed by all Members on a resolution of the Company.

         6.4. MEETINGS. Each meeting of Members shall be conducted by such Person as the Members may appoint pursuant to such rules for the conduct of the meeting as the Members deem appropriate.

         6.5. REQUIRED MEETING. Unless otherwise agreed or waived in writing by all Members, semi-annual meetings of the Members shall be held on the second Tuesday of each December and July during the Term.

                                   SECTION 7.

                                BOOKS AND RECORDS

         7.1. BOOKS AND RECORDS. The Company shall keep adequate books and records at either the principal place of business of the Company setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. Such books and records shall be kept in accordance with the accrual method of accounting with Federal Tax Principles consistently applied. Any Member or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books and records. Portions of the books and records under the necessary and reasonable control of the Property Manager may be kept at the principal place of business of the Property Manager.

         7.2. TAX INFORMATION. Necessary tax information shall be delivered to each Member after the end of each fiscal year of the Company. Every effort shall be made to furnish such information within seventy-five (75) days after the end of each fiscal year. In addition, UHT (or any individual designated by UHT if the Tax Matters Member must be an individual) is specifically authorized to represent the Members and act as the "Tax Matters Partner," as that term is used under the Code and in any similar capacity under state or local law.

         7.3. AUDITS. The books and records of the Company for each fiscal year shall be audited by an independent accounting firm approved by all Members.

         7.4. FISCAL YEAR. The fiscal year of the Company shall be the Calendar Year.

                                   SECTION 8.

                              TRANSFER OF INTERESTS

         8.1. TRANSFER OF COMPANY INTEREST. Except as otherwise expressly provided in this Section 8, no Member may voluntarily withdraw from the Company and no Interest in the Company may be transferred without the consent of all Members. As used in this Section, "Transfer" means to directly or indirectly (including by transfer of controlling equity or other ownership interest in a Member) transfer, sell, assign, pledge, hypothecate, or otherwise dispose of any interest in the Company.

         8.2. PERMITTED TRANSFERS. Subject to the conditions and restrictions set forth in Section 8.3 hereof, all or any portion of the Interest in the Company of a Member may be subjected to a transfer only to: (i) any other Member to the extent expressly allowed by this Section 8 or Section 9; (ii) in the case of UHT, transfers of the publicly-held ownership of UHT; (iii) any Affiliate of the transferor; or (iv) any Purchaser as defined in and pursuant in accordance with Sections 8.4 and 8.5.

         8.3. CONDITIONS TO TRANSFERS. The Company shall not be required to acknowledge and be bound by a Transfer (including but not limited to a Transfer pursuant to Section 8.4) unless and until the following conditions are satisfied:

                  8.3.1. Except in the case of a Transfer of an Interest at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Section 8. In any case not described in the preceding sentence, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

                  8.3.2. Except in the case of a Transfer at death or involuntarily by operation of law, the transferor may be required to furnish the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, that the Transfer will not cause the Company to terminate for federal income tax purposes.

                  8.3.3. The transferor and transferee shall furnish the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.

         8.4. PURCHASE AND SALE. Each Member shall have the right, but not the obligation, at any time such Member (an "Offering Member") is not in material breach of its obligations under this Agreement or with respect to the Company, to make an offer (the "Offer") to any other Member or Members (the "Non-Offering Members") to either: (i) sell the Entire Interest of the Offering Member to the Non-Offering Members (an "Offer to Sell"); or (ii) purchase the Entire Interest of the Non-Offering Members (an "Offer to Purchase"), subject to the following:

                  8.4.1. The "Entire Interest" with respect to a Member shall mean the Interest of such Member, together with any or all Member Loans or similar matters payable or to such Member to or from the Company or the other Members.

                  8.4.2. Subject to the Minimum Purchase Price (as herein defined) requirement set forth in Section 8.5.1 below, the Offer shall specify a price to be paid for each point of Percentage Interest (to be adjusted for partial percentage points to the thousanth place) for the Interest subject to the Offer, which shall be the same for a sale or purchase of an Interest (the "Percentage Price").

                  8.4.3. The Non-Offering Members shall have sixty (60) days following receipt of the Offer (the "Acceptance Period"), to agree in writing to the Offering Member to accept either the Offer to Sell or the Offer to Purchase; provided, that if the Non-Offering Members fail to so accept either the Offer to Sell or the Offer to Purchase, the Non-Offering Members will be deemed to have accepted the Offer to Purchase.

                  8.4.4. The Non-Offering Members shall have the right only to accept either, and not both, the Offer to Sell or Offer to Purchase.

                  8.4.5. The acceptance, or deemed acceptance, by the Non-Offering Members of the Offer to Sell or Offer to Purchase shall constitute a binding agreement between the Offering Member and the Non-Offering Members for such transaction, to be consummated in accordance with this Section 8.

         8.5. SALE TRANSACTION. Closing ("Closing") of transfer of an Entire Interest pursuant to Section 8.4 (a "Sale Transaction") shall occur within sixty

(60) days following the acceptance or deemed acceptance by the Non-Offering Members of the Offer at 10:00 o'clock local time, or at such other time and place as shall be mutually agreed upon by the Offering Member and Non-Offering Members as follows:

                  8.5.1. The purchase price to be paid by the purchaser in a Sale Transaction (the "Purchaser") to the selling Member (the "Seller") for the Entire Interest (the "Purchase Price") shall be an amount equal to the Percentage Price times the Percentage Interest within the Entire Interest, increased or decreased, as appropriate, for the following:

                                    (a) Any disparity, dollar for dollar, in the
                  Contribution Balance between the respective Interests subject to the Offer to the extent required to equalize the Contribution Balances (but without adjustment for any accrued but unpaid Preferred Returns) between Seller and Purchaser (with an example of the application of this Section 8.5.1(a) being attached as Exhibit "C"); and

                                    (b) The unpaid balance (principal and
                  interest) of any Member Loans or other amounts payable to or by the Seller, whether to or from the Members or the Company.

Notwithstanding any other provision of Sections 8.4 or 8.5 to the contrary, the Purchase Price before adjustment pursuant to Section 8.5.1.(a) shall never be less than the Contribution Balance of the Seller (the "Minimum Purchase Price").

                  8.5.2. Closing of the Sale Transaction shall be conditioned upon obtaining any consents required by material contracts (including Project Agreements) to which the Company is a party which in any way would be breached by, or cause a material adverse change in the terms thereof in the event of the completion of, a Sale Transaction, with provisions of any Financing being deemed such a material contract. The Seller and Purchaser will each exert diligent and good faith efforts, prior to Closing, to obtain any necessary consents or approvals required to satisfy such contingency. In the event such contingency cannot be so satisfied, the Sale Transaction shall be deemed withdrawn and terminated, with neither the Seller nor the Purchaser to have any further right or liability as to the other thereunder.

                  8.5.3. The Seller and Purchaser shall execute any and all documents and take any and all acts reasonably required to complete the Sale Transaction, including but not limited to the following:

                                    (a) The documents otherwise required by this
                  Section 8 in connection with Transfers.

                                    (b) Amendment to this Agreement and filings,
                  as required by applicable law.

                                    (c) Indemnification by the Purchaser of the
                  Seller of any and all liabilities pertaining to the Entire Interest accruing from and after the Closing, and indemnification by the Seller to the Purchaser of any and all liabilities pertaining to the Entire Interest accruing prior to the Closing.

                                    (d) Evidence of authority to execute any and
                  all documents and take such further acts as shall be required to complete the Sale Transaction.

                  8.5.4. The Seller shall, if and to the extent requested by the Purchaser, cancel or cause its Affiliates to cancel, effective as of Closing, all contracts (including but not limited to the Property Management Arrangement) between the Seller or its Affiliates and the Company.

                  8.5.5. The Seller and Purchaser shall each bear their respective expenses, including attorneys' fees, in connection with the Sale Transaction and the Purchaser and Seller shall each pay, as a part of Closing of the Sale Transaction, one-half of any expenses, including attorney, accounting and tax preparation fees, incurred by the Company in connection with the Sale Transaction. While an Offer is outstanding or a Sale Transaction is pending, the Entire Interest of the Offering Member and Non-Offering Members shall not be subject to an Offer by any other Member pursuant to this Section 8.

         8.6. PROHIBITED TRANSFERS. Any purported Transfer of an Interest not in compliance with this Section 8 shall be null and void and of no effect whatever; provided that, if the Company is required by law to recognize a Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer) the Interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such interest may have to the Company.

         8.7. NON-COMPLIANCE INDEMNITY. In the case of a Transfer not in compliance with this Section 8, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         8.8. RIGHTS OF UNADMITTED ASSIGNEES. A Person who acquires a Company Interest but who is not admitted as a Substituted Member pursuant to Section 8.9 hereof shall be entitled only to allocations and distributions with respect to such interest in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

         8.9. ADMISSION OF TRANSFEREES AS MEMBERS. Subject to compliance with the other provisions of this Section 8, a transferee of a Company Interest may be admitted to the Company as a Substituted Member only if each of the following conditions is satisfied:

                  8.9.1. All existing Members unanimously consent to such admission;

                  8.9.2. The Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

                  8.9.3. The transferee becomes a party to this Agreement and executes such documents and instruments as the Company may reasonably request to confirm such transferee as a Member and such transferee's agreement to be bound by the terms and conditions hereof;

                  8.9.4. The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred interest; and

                  8.9.5. The transferee executes a statement that it is acquiring such Interest in the Company interest for investment and not for resale.

         8.10. DISTRIBUTIONS AND ALLOCATIONS IN RESPECT TO TRANSFERRED INTERESTS. If any Interest in the Company is Transferred during any accounting period in compliance with the provisions of this Section 8, all Profits, Losses, each item thereof, and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any convention permitted by law and selected by the Company. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.

         8.11. COVENANT NOT TO OTHERWISE WITHDRAW OR DISSOLVE. Notwithstanding any provision of the Act, each Member recognizes that the Members have entered into this Agreement based on their mutual expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Member hereby covenants and agrees not to: (a) take any action to file a certificate of dissolution or its equivalent with respect to itself; (b) take any action that would cause a voluntary bankruptcy of such Member; (c) voluntarily withdraw or attempt to withdraw from the Company; (d) exercise any power under the Act to dissolve the Company; (e) petition for judicial dissolution of the Company; or (f) demand a return of such Member's contributions or profits without the unanimous consent of the Members.

                                   SECTION 9.

                      FAILURE TO MAKE CAPITAL CONTRIBUTIONS

         9.1. OCCURRENCE AND DILUTION. In the event any Member (a "Non-Paying Member") shall at any time fail to timely fund to the Company any additional Capital Contribution required by Section 3.1.3 (an "Unpaid Contribution"), the other Members ("Other Members") shall have the right, but not the obligation, to give written notice to the Non-Paying Member requesting that the Unpaid Contribution be paid and, if the Unpaid Contribution is not paid by the Non-Paying Member within ten (10) days following the giving of such notice, the Other Members shall have the right, but not the obligation, to fund all or any portion of the Unpaid Contribution (the "Dilution Funding"), providing to the Non-Paying Member concurrent written notice of such funding as being pursuant to this Section 9.1 (the "Dilution Notice"). To the extent the Non-Paying Member does not repay the Other Members the Dilution Funding (together with interest thereon at the Interest Rate from the date of funding until repaid) within sixty
(60) days following the Dilution Notice (the "Dilution Date"), the Percentage Interest of the Non-Paying Member shall be decreased, and the Percentage Interest of the Other Members increased (a "Dilution"), by the basis of one percent (1%) of Percentage Interest for the number of Capital Increment Units within a Dilution Funding (adjusted pro rata for partial Capital Increment Units), determined as of the Dilution Date.

         9.2. CAPITAL INCREMENT UNIT. A Capital Increment Unit shall be an amount, calculated as of a certain date, obtained by dividing: (a) the product of ninety percent (90%) multiplied by the aggregate Contribution Balances of all Members as of such date; by (b) 100.

         9.3. EXAMPLE. By way of illustration of the operation of Sections 9.1 and 9.2, in the event that, as of a Dilution Date, Member One and Member Two each hold a 50% Percentage Interest, Member One has a Contribution Balance of $600,000.00 and Member Two has a Contribution Balance of $400,000.00, and Member Two funds an Unpaid Contribution of Member One of $120,000.00, the Dilution would be calculated as follows:

                                    (a) The Capital Increment Unit would be
                           $9,000.00, being: (i) 90% multiplied by $1,000,000.00
                           (aggregate of $600,000.00 Contribution Balance of Member One and $400,000.00 Contribution Balance for Member Two), divided by (ii) 100;

                                    (b) Dilution Funding of $120,000.00 by
                           Member Two would equate to Percentage Interest of 13.333% ($120,000.00 divided by $9,000.00 per Capital
                           Increment Unit);

                                    (c) Percentage Interest of Member One would
                           be decreased by 13.333% from 50% to 36.667%, and Percentage Interest of Member Two would be increased by 13.333% from 50% to 63.333%.

                                   SECTION 10.

                             DISSOLUTION OF COMPANY

         10.1. LIQUIDATING EVENTS. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                  10.1.1. December 31, 2045;

                  10.1.2. Sale of all of the Project (including receipt of all proceeds therefrom);

                  10.1.3. The written consent of all Members to dissolve, wind up, and liquidate the Company;

                  10.1.4. The happening of any other event that makes it unlawful or impossible to carry on the business of the Company;

                  10.1.5. Any event which causes there to be only one Member;

                  10.1.6. An event of withdrawal of a Member, unless the remaining Member(s) elect to continue the Company in accordance with the provisions set forth in this Section 10.1, below; or

                  10.1.7. The occurrence of any dissolution event set forth in
Section 29-271 of the Act, or the entry of a judgment of dissolution under
Section 29-785 of the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Sections 10.1.6 or 10.1.7 hereof occurs, the remaining Member(s) may, within sixty (60) days of the date such event occurs, elect to continue the Company's business by the affirmative vote of a such remaining Member(s), in which case the Company shall not dissolve and shall continue to operate.

         10.2. NOTICE OF DISSOLUTION. As soon as possible following the occurrence of a Liquidating Event, a written notice of dissolution signed on behalf of the Company shall be filed with the Corporation commission giving notice of the dissolution of the Company and the commencement of the winding up of its business affairs.

         10.3. WINDING UP. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the Purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Members shall each be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and Company Property and the Company Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

                  10.3.1. First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Members;

                  10.3.2. Second, to the payment and discharge of all of the Company's debts and liabilities to Members; then

                  10.3.3. The balance, if any, to the Members in accordance with their respective rights to receive Distributions pursuant to Section 4.1.2 of this Agreement.

         10.4. DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(i) but no Liquidating Event has occurred, the Company Property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have distributed the Company Property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective rights to receive Distributions pursuant to this Agreement. Immediately thereafter, the Members shall be deemed to have recontributed the Company Property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

         10.5. ARTICLES OF TERMINATION. At such time as all of the debts, liabilities and obligations of the Company have been paid, discharged or otherwise provided for, written articles of Termination signed on behalf of the Company shall be filed with the Corporation Commission in accordance with
Section 29-783 of the Act.

         10.6. NEGATIVE CAPITAL ACCOUNTS. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulations ss.1.704-1(b)(2)(ii)(g), if any Member has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contributions to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

                                   SECTION 11.

                                    REMEDIES

         11.1. DEFAULT. In the event a Member (the "Defaulting Party") fails to timely perform any material duty or obligation required under the terms of this Agreement, the Members shall have the right to pursue such legal remedies as are available under the Act and the laws of the State of Arizona in such manner and to such extent deemed to be in the best interest of the Company under the prevailing facts and circumstances, including, but not limited to, the institution of legal proceedings to specifically enforce the obligation of the Defaulting Party in accordance with this Agreement; provided, however, before pursuing such remedies the Defaulting Party shall be given written notice of the default and a period of ten (10) days after such notice is given in which to cure the default.

         11.2. SUSPENSION OF RIGHTS. Subsequent to the material default by the Defaulting Party and until such time as the default has been cured, the Defaulting Party shall have no right to receive any Distribution from the Company or to vote or otherwise participate in the management of Company affairs.

                                   SECTION 12.

                                  MISCELLANEOUS

         12.1. NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered, or certified mail, or by a nationally recognized overnight delivery service to the address set forth below or to such other address as such Person may from time to time specify by notice to the Company and the Members.

      UHT:              Kirk E. Gorman, President
                        Universal Health Realty Income Trust
                        367 South Gulph Road
                        King of Prussia, Pennsylvania 19406
                        Telephone: (610) 265-0688
                        Facsimile:  (610) 768-3318

      with copies to:

                        Timothy J. Fowler
                        Universal Health Realty Income Trust
                        7 Piedmont Center, Suite 202
                        3525 Piedmont Road, N.E.
                        Atlanta, Georgia 30305
                        Telephone: (404) 816-1936
                        Facsimile:  (404) 816-9329

      and

                        Scott Henderson, Esq.
                        Gallagher & Kennedy
                        2600 North Central
                        Phoenix, Arizona 85004-3020
                        Telephone: (602) 530-8000
                        Facsimile:  (602) 257-9459

      DCP:              Attn: Kambiz Babaoff
                        Rokmar Capital, L.L.C.
                        2525 East Camelback road, Suite 950
                        Phoenix, Arizona 85016
                        Telephone: (602) 275-7500
                        Facsimile:   (602) 912-8945

      with copies to:

                        Robert L. Shaw, Esq.
                        Byrne, Beaugureau, Shaw, Zukowski & Hancock, PC 2111 East Highland, Suite 255
                        Phoenix, Arizona 85016
                        Telephone: (602) 956-4438
                        Facsimile:   (602) 957-6935

If a notice is sent to the Company, it shall be sent to the Company's principal place of business. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally or if sent by regular mail, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid.

         12.2. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any portion of this Agreement is determined to be illegal or invalid for any reason, such determination shall not affect the validity or legality of the remainder of this Agreement.

         12.3. GOVERNING LAW; PARTIES IN INTEREST. This Agreement will be governed by and construed according to the laws of the State of Arizona, and (subject to the restrictions on transfers of Interests herein) will bind and inure to the benefit of the heirs, successors, assigns and personal representatives of the Members.

         12.4. AMENDMENT. Unless otherwise required by this Agreement, a proposed amendment to this Agreement shall be adopted and effective as an amendment if it receives the affirmative vote of all Members.

         12.5. WAIVER OF LIS PENDENS AND PARTITION. The Members recognize that no Member has any direct right in the Company Property but only an interest in the Company which is deemed to be personal property. Nevertheless, because the Company may suffer irreparable financial injury if a lis pendens or an action for partition were filed with respect to the Company Property in connection with a Company dispute, each Member does hereby agree to waive any such right to file a lis pendens against the Company Property or an action for partition thereof.

         12.6. EXECUTION IN COUNTERPART. This Agreement or the Certificate may be executed in counterparts, all of which taken together shall be deemed one original.

         12.7. INCORPORATION BY REFERENCE. Every exhibit, schedule and other appendix attached to this Agreement referred to herein is deemed incorporated in this Agreement by reference.

         12.8. COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday in the State of Arizona, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such legal holiday.

         12.9. TITLES AND CAPTIONS. All article, section or paragraph titles or captions contained in this Agreement are for convenience only and are not deemed part of the context hereof.

         12.10. PRONOUNS AND PLURALS. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or Persons may require.

         12.11. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

         12.12. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the Members, and supersedes any prior understandings and agreements (including but not limited to Letter Agreement dated June 14, 1995) previously entered into (whether oral or written) between them representing the subject matter contained herein.

         12.13. OTHER TRANSACTIONS. Each Member acknowledges and agrees that the other Members or their respective Affiliates currently are or may be engaged in other transactions and projects ("Other Projects") including projects of a similar nature or in some manner competitive with the Project ("Similar Projects"). Neither the Company nor the Members shall have any right or obligation to in any way participate in, or preclude any Member or its Affiliate from being involved with, any Other Projects, including Similar Projects; provided, that in the event any Member or its Affiliate (an "Opportunity Member") hereafter possesses the opportunity, right or option to purchase or develop a medically oriented property (an "Opportunity") within a five (5) mile radius of the Project (the "Radius Area"), the Opportunity Member shall offer the other Members ("Other Members") participation with the Opportunity Member to jointly develop, own and operate the Opportunity within this Company (in the case of an Opportunity on the Desert Samaritan Hospital Campus, Mesa, Arizona) or, if the Opportunity involves property located elsewhere within the Radius Area, in a similarly structured company or joint venture to this Company (the "Opportunity Offer"). The Opportunity Offer will be deemed rejected by the Other Members unless the Other Members, within twenty (20) days following receipt of the Opportunity Offer, in writing to the Opportunity Member accept the Opportunity Offer and thereafter proceed continuously, diligently and in good faith, with the Opportunity Member, to negotiate, participate and finalize the Opportunity transaction.

         12.14. UHT TRUSTEES' LIABILITY. This Agreement is made on behalf of UHT by Trustees of UHT, not individually, but solely in their capacity in such office as authorized by the Trustees pursuant to UHT's Declaration of Trust, and the obligations of this Agreement are not binding upon, nor shall resort be had to, the private property of any of the Trustees, shareholders, officers, employees or agents of UHT personally, but bind only UHT's property. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that DCP or any third parties might otherwise have to obtain injunctive relief against UHT or UHT's successors in interest, or any action not involving the personal liability of the Trustees, shareholders, officers, employees or agents of UHT (original or successor).

         12.15. CONFIDENTIALITY. Each of the Members agrees to maintain the confidentiality of this Agreement and the terms of their respective participation in the Company, except to the extent required: (a) for carrying out the activities of the Company, including but not limited to obtaining financing; (b) for filing tax returns and other tax-related financing; (c) for internal disclosures among the various participants in each Member; or (d) by, or to insure compliance with, applicable law.

         12.16. EXHIBITS. Exhibits "A" through "C" attached hereto are by this reference incorporated herein.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                                       UNIVERSAL  HEALTH REALTY INCOME
                                       TRUST,  a Maryland real estate
                                       investment trust



                                       By:  /s/ XXXXXXXXXX
                                            --------------------------------
                                       Its: Vice President
                                            --------------------------------
                                       Tax I.D. No. 23-6858580

                                       DESERT COMMERCIAL PROPERTIES
                                       LIMITED PARTNERSHIP, an Arizona
                                       limited partnership

                                       By:  ROKMAR CAPITAL, L.L.C., an Arizona
                                            limited liability company, its
                                            Managing General Partner




                                       By:  /s/ XXXXXXXXX
                                            --------------------------------
                                       Its: Manager
                                            --------------------------------
                                       Tax I.D. No 95-4266623